UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 5, 2019

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Network Centre Drive, Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

(217) 342-7321
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On February 5, 2019, the Board of Directors of Midland States Bancorp, Inc. (the “Company”) elected Jeffrey G. Ludwig as a director of the Company. Mr. Ludwig, who is also President and Chief Executive Officer of the Company, will serve as a Class II director, with a term expiring at the Company’s 2021 annual meeting of shareholders.

Item 8.01. Other Events.

          On February 5, 2019, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.2425 per share of its common stock. The dividend is payable on or about February 22, 2019, to shareholders of record on February 15, 2019. A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Midland States Bancorp, Inc., dated February 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midland States Bancorp, Inc.

Date: February 5, 2019	By:	/s/ Douglas J. Tucker
Douglas J. Tucker
Senior Vice President and Corporate Counsel